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CARAUSTAR INDUSTRIES, INC.                                          EXHIBIT 12.1
Computation of Ratio of Earnings to Fixed Charges
(DOLLARS IN THOUSANDS)

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                                                                                                       Three Months   Three Months
                                                                                                          Ended           Ended
                                              1994        1995       1996        1997         1998     Mar 31, 1998   Mar 31, 1999
                                            --------    --------   --------    --------     ---------   ----------    ------------
Earnings:
Income from continuing operations
  before income taxes, minority interest,
  reversal of loss on discontinued
  operations and cumulative effect of
  accounting changes                        $ 57,560    $ 69,100   $ 95,230    $ 83,388     $ 83,018      $21,763        $18,052

Equity in income of less-than
  -50-percent-owned entities                       -           -       (104)        (40)          12          (15)             -

Fixed charges                                  9,194       9,716     12,865      16,536       19,469        4,494          5,012

Less capitalized interest expense                  -           -          -           -         (219)                       (139)
                                            --------    --------   --------    --------     --------      -------        -------

   Earnings                                 $ 66,754    $ 78,816   $107,991    $ 99,884     $102,280      $26,242        $22,925
                                            ========    ========   ========    ========     ========      =======        =======

Fixed charges:

Interest expense                            $  6,870    $  6,955    $10,698    $ 14,111     $ 16,072      $ 3,699        $ 4,071

Amortization of debt issuance costs              169         116        348           -            -            -              -

Estimate of the interest cost
 within rental expense                         2,155       2,645      1,819       2,425        3,178          795            802

Capitalized interest expense                       -           -          -           -          219            -            139
                                            --------    --------    -------    --------     --------      -------        -------

  Fixed charges                             $  9,194    $  9,716    $12,865    $ 16,536     $ 19,469      $ 4,494        $ 5,012
                                            ========    ========    =======    ========     ========      =======        =======

Ratio of earnings to fixed charges              7.26        8.11       8.39        6.04         5.25         5.84           4.57
                                            ========    ========    =======    ========      =======      =======        =======


COMPUTATION OF PRO FORMA RATIO
OF EARNINGS TO FIXED CHARGES
AFTER ADJUSTMENT FOR ISSUANCE OF NOTES

Earnings, as above                                                                         $ 102,280                    $ 22,925
                                                                                           =========                    ========

Fixed charges, as above                                                                    $  19,469                     $ 5,012

Pro forma adjustments:

Annual interest cost of notes offered
  hereby (including amortization of discount)                                              $  14,846                     $ 3,713

Annual interest cost attributable to
  use of proceeds of notes offered hereby to
  repay borrowings outstanding during
  the period under our revolving credit facility                                           $  (8,408)                   $ (2,040)
Annual amortization of costs of the offering                                               $     190                    $     48
                                                                                            ---------                    --------

Pro forma fixed charges                                                                    $  26,097                    $  6,733
                                                                                           =========                    ========
Pro forma ratio of earnings to fixed charges                                                    3.92                        3.40
                                                                                           =========                    ========
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